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                                                                 Exhibit 10.23

                      [SUBJECT TO STOCKHOLDER APPROVAL]

                              AMENDED AND RESTATED

                             VITAMINSHOPPE.COM, INC.


                                STOCK OPTION PLAN

                                  FOR EMPLOYEES


                          EFFECTIVE AS OF JULY 1, 1999

                 AND AMENDED AND RESTATED AS OF MARCH 16, 2000
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                                  INTRODUCTION

         VitaminShoppe.com, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby adopts this Amended and
Restated Stock Option Plan for Employees of VitaminShoppe.com. The purposes of this Plan are to further the growth, development and financial success of the Corporation by providing additional incentives to certain of its employees and to offer options as a means of enhancing the ability of the Corporation to obtain and retain valuable employees, in each case by assisting employees to become owners of the Corporation's Class A Common Stock and thus to benefit directly from the Corporation's growth, development and financial success.
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                                    SECTION 1
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

         A. "BUSINESS COMBINATION" shall mean a merger, consolidation, exchange offer or other business combination involving the Corporation and another corporation.

         B. "CHANGE IN CONTROL" shall occur (x) when any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person, but excluding (i) any person or any Affiliate or Associate thereof who is a direct or indirect Shareholder of the Corporation as of the effective date of the Plan, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, or (iii) the Corporation or any subsidiary of the Corporation, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing a majority of the combined voting power of the Corporation's then outstanding securities, other than by reason of a Business Combination, (y) upon a Business Combination if the shareholders of the Corporation (or Affiliates or Associates thereto) immediately prior to such Business Combination do not, as of the date of such Business Combination (after giving effect thereto), own a beneficial interest, directly or indirectly, in shares of voting securities of the corporation surviving such Business Combination having at least a majority of the combined voting power of such surviving corporation's then outstanding securities or (z) upon a sale by the Corporation of all or substantially all of its assets; provided that in the case of (x), (y) or (z) shareholders of the Corporation receive cash in the event giving rise to such Change of Control equal to at least 30% of the value of their shares in the Corporation.

         C. "CLASS A STOCK" shall mean the Class A common stock, $.01 par value of the Corporation.

         D. "CLASS B STOCK" shall mean the Class B common stock, $.01 par value of the Corporation.

         E. "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         F. "COMMITTEE" shall mean the Board of Directors of the Corporation or a committee appointed by the Board of Directors for purposes of administration, operation and application of the Plan.

         G. "CORPORATION" shall mean VitaminShoppe.com, Inc., a Delaware corporation.

         H. "DISABILITY" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Code.
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         I.       "EMPLOYEE" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Corporation, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

         J. "EMPLOYMENT COMMENCEMENT DATE" shall mean the date as of which an individual is hired (or rehired) by the Corporation as an Employee.

         K. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         L. "FAIR MARKET VALUE" with respect to the Corporation's Class A Stock shall mean: (i) in the event the Corporation's Class A Stock is not publicly traded, the fair market value of such Class A Stock, as determined by the Committee in good faith; (ii) in the event the Corporation's Class A Stock is publicly traded (x) on or prior to January 20, 2000, the average over the ten business days ending on a Trading Day of the last reported sale price for Class A Stock on each day or, in case no such reported sale takes place during such period, the average of the closing bid and asked prices for the Class A Stock on each day during such period ending on such Trading Day, in either case on the principal securities exchange on which the Class A Stock is listed or admitted to trading, and (y) following January 20, 2000, the fair market value is the closing price per share of such Class A Stock of the Corporation on the date of grant, and if such date is not a Trading Day, the date of grant shall be deemed the closing price on the next Trading Day, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system; (iii) if the Class A Stock is not listed on NASDAQ or a comparable system, the average over the ten business days ending on a Trading Day of the last reported sale price of the Class A Stock on each day or, if no sale is publicly reported, the average of the closing bid and asked prices for the Class A Stock on each day during such period ending on such Trading Day; as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Class A Stock selected from time to time by the Corporation for that purpose; and (iv) notwithstanding the foregoing, in connection with an Option issued upon the commencement of an Initial Public Offering, the public offering price of Class A Stock in such Initial Public Offering. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Class A Stock is listed on any securities exchange, a business day during which such exchange was open for trading or, if the Class A Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading.

         M. "GOOD CAUSE" shall mean a Participant's (i) willful or gross misconduct or wilful or gross negligence in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice to the Participant of such misconduct or negligence, (ii) intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice to the Participant of such neglect, (iii) theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary,
(iv) conviction of a felony, drunkenness or drug


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addiction, (v) intentionally causing the Corporation to commit a violation of local, state or federal laws or (vi) willful refusal to comply with the policy, directives or decisions of the Corporation or willful refusal to perform the duties reasonably assigned to the Participant by the Corporation; provided that, if a Participant has entered into an employment agreement with the Corporation containing a definition of Cause, Good Cause or a similar term, such definition set forth in such agreement shall be substituted for the above.

         N. "GOOD REASON" shall mean (i) a material adverse change in a Participant's duties, responsibilities or position from those as of the date of the relevant Change of Control, or (ii) the Corporation's breach in any material respect of this Plan or an employment agreement between the Participant and the Corporation.

         O. "INCENTIVE STOCK OPTION" shall mean a stock option intended to satisfy the requirements of Section 422 of the Code.

         P. "INITIAL PUBLIC OFFERING" shall mean the closing of the first firm commitment underwritten public offering of shares of the Corporation's Class A Stock pursuant to a registration statement on Form S-1 (or any successor form) filed with the Securities and Exchange Commission.

         Q. "NONQUALIFIED STOCK OPTION" shall mean a stock option which does not satisfy the requirements of Section 422 of the Code.

         R. "OPTION" or "PLAN AWARD" shall mean an Incentive Stock Option or a Nonqualified Stock Option granted to purchase shares of the Corporation's Class A Stock pursuant to the provisions of Section 6 hereof.

         S. "OPTIONEE" shall mean a Participant who is granted an Option under the terms of this Plan.

         T. "PARENT" shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

         U. "PARTICIPANT" shall mean an Employee participating under the Plan.

         V. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         W. "SPECIAL AWARD COMMITTEE" shall mean the President and Chief Executive Officer and one other member of the Committee or the Board of Directors.

         X. "SUBSIDIARY" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.


                                    SECTION 2
                                 ADMINISTRATION

         The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, procedures and


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conditions of awards which, in its opinion, may be advisable in the administration of the Plan. The Committee is authorized to direct the Corporation to withhold in accordance with applicable law from any regular cash compensation payable to an Optionee any taxes required to be withheld by the Corporation under federal, state, or local law as a result of such Optionee's exercise of an Option under the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section 5 of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                    SECTION 3
                                SHARES AVAILABLE

         Subject to adjustment as provided for in Section 7 of the Plan, the maximum aggregate number of shares for which Options may be granted under the Plan shall not exceed 1.5 million shares of the Corporation's Class A Stock. Shares of Class A Stock subject to Options granted under the Plan shall be counted against the maximum number of shares for which Options may be granted, but only to the extent that the option remains exercisable or has been exercised. Stock Options awarded under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of Class A Stock, issued shares of Class A Stock held in the Corporation's treasury or shares of Class A Stock acquired on the open market.

                                    SECTION 4
                                   ELIGIBILITY

         Those Employees of the Corporation selected by the Committee or Special Award Committee shall be eligible to participate in the Plan. Notwithstanding any other provision of the Plan, no Employee may receive an Incentive Stock Option under the Plan if at the time the Option is granted he owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or Subsidiary.

                                    SECTION 5
                             AUTHORITY OF COMMITTEE

         The Plan shall be administered by, or under the direction of, the Committee, which shall have plenary authority to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business and all actions and decisions of the Committee shall be final and binding on all parties; provided, that the Special Award Committee may grant or award Options to eligible Participants under the Plan so long as such Participant receives an Option to purchase no more than 6,500 shares of Class A Stock. All interpretations and determinations of the Committee or the Special Award Committee to the extent described herein, may be made in its sole discretion on an individual participant or group participant basis and shall be final, conclusive and binding on all interested parties. The authority of the Committee (or the Special Award Committee in connection with the award of Options pursuant to the proviso above) shall include, without limitation, the right to the following:

         A. PROCEDURES FOR EXERCISE OF OPTION. The establishment of procedures for an Optionee (i) to exercise an Option by payment of cash or any other property acceptable to the


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Committee or the Special Award Committee in connection with the award of
Options pursuant to the proviso above, (ii) to have withheld from the total number of shares of Class A Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the option exercise price of the total number of shares of common Stock to be acquired,
(iii) to exercise all or a portion of an Option by delivering that number of shares of Class A Stock already owned by him having a Fair Market Value which shall equal the Option exercise price in the aggregate for the portion exercised and, in cases where an Option is not exercised in its entirety, to permit the Optionee to deliver the shares of Class A Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Class A Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares, and (iv) to engage in any form of "cashless" exercise; and

         B. PROCEDURES FOR SALE OR PURCHASE OF CLASS A STOCK OR OPTIONS. The establishment of procedures for the sale of purchase of Class A Stock or Options pursuant to Section 6 hereof.

                                    SECTION 6
                                  STOCK OPTIONS

         A. GENERAL PROVISIONS. Subject to the terms and conditions of this Section 6 and of Section 7, the exercise price of the shares of Class A Stock covered by each Option shall be the Fair Market Value of such shares on the date of the grant. The aggregate Fair Market Value of such shares on the date of grant of all Incentive Stock Options that are exercisable for the first time by a Participant during a calendar year (under the Plan or any other plan of the Corporation, its Parent Corporation or a Subsidiary) shall not exceed $100,000. The Committee, or the Special Award Committee, as appropriate, shall have the right to grant Options that are subject to performance criteria selected by the Committee (which need not be uniform). Any such performance options shall be subject to the terms and conditions hereof.

         B.       EXERCISABILITY OF STOCK OPTION. Each Option granted under this
Section 6 by its terms shall expire ten (10) years from the date of its grant. Furthermore, subject to Section 7, the Committee shall determine, in its sole discretion, the number of shares for which Options shall be granted to an Employee and the date or dates on which such Options shall become exercisable as to the number of shares of Common Stock covered thereby, which shall, with respect to Incentive Stock Options granted under the Plan, be set forth in the Incentive Stock Option Agreement, and with respect to Nonqualified Stock Options granted under the Plan be set forth in a Nonqualified Stock Option Agreement.

         C. EMPLOYEE'S DEATH. If a Participant dies while holding an outstanding Option, such Option, to the extent exercisable (and not exercised) on the date of his death, shall remain so exercisable by his estate (or other beneficiaries, as designated in writing by such Participant) until the end of the exercise period under the Option, unless the Committee, or the Special Award Committee, as appropriate, shall otherwise provide at the time of the grant of the option. So long as there has been no Initial Public Offering and subject to any restrictions or conditions set forth in applicable credit and other financing agreements of the


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Corporation and to applicable law: (i) with respect to any outstanding Option exercisable by the estate or beneficiary of a deceased Participant, such estate or beneficiary shall have the right to sell to the Corporation during the one year period following the date of death of the Participant, and the Corporation shall have the obligation to purchase, such Option at the then Fair Market Value of a share of Class A Stock less the exercise price; and (ii) with respect to shares of Class A Stock held of record or beneficially by the estate or beneficiary of a deceased Participant through the exercise of such Option, such estate or beneficiary shall have the right to sell to the Corporation during the one year period following the date of death of the Participant, and the Corporation shall have the obligation to purchase, such shares at their then Fair Market Value. Notwithstanding the foregoing provisions of this Section 6C, at any time during the one year period following the date of death of the Participant, the Corporation shall have the right in its sole discretion to purchase, and the estate or beneficiary of the deceased Participant shall have the obligation to sell to the Corporation (i) any outstanding Option exercisable by the estate or beneficiary at the then Fair Market Value of a share of Class A Stock less the exercise price; and (ii) any shares of Class A Stock held of record or beneficially by the estate or beneficiary through the exercise of an Option at their then Fair Market Value.

         D. EMPLOYEE'S TERMINATION. If an Employee's service with the Corporation is terminated by reason of (i) his Disability, (ii) the failure of the Corporation to retain such Employee, other than for Good Cause, or (iii) his voluntary termination, such termination shall be considered a "Qualifying Termination" and each Option granted to such Employee shall remain exercisable by him until the end of the exercise period under such Option, but only to the extent exercisable (and not exercised) on the date of such Qualifying Termination, and all Options not exercisable on the date of such Qualifying Termination shall be forfeited and canceled. If an Employee's service with the Corporation is terminated for Good Cause, such termination shall be considered a "Non-Qualifying Termination,"and all outstanding unexercised Options granted pursuant to this Section 6 shall be forfeited or canceled, as the case may be, as of the date of such Non-Qualifying Termination. Notwithstanding the foregoing provisions of this Section 6D, so long as there has been no Initial Public Offering, the Corporation shall have the right in its sole discretion to purchase during the one year period following the date of Qualifying Termination of the Employee, and the Employee shall have the obligation to sell to the Corporation (i) any outstanding Option exercisable by the Employee as the then Fair Market Value of a share of Class A Stock less the exercise price; and (ii) any shares of Class A Stock held of record or beneficially by the Employee through the exercise of an Option at their Fair Market Value.

                                    SECTION 7
                         ADJUSTMENT OF SHARES; MERGER OR
                     CONSOLIDATION, ETC. OF THE CORPORATION

         A. RECAPITALIZATION, ETC. In the event there is any change in the Class A Stock of the Corporation by reason of a reorganization, recapitalization, stock conversion, stock split, stock dividend or otherwise, there shall be (i) substituted for or added to each share of Class A Stock thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Class A Stock shall be so changed or


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for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and the per share exercise price thereof also shall be proportionately adjusted, but only to the extent such adjustment is appropriate, and (ii) an appropriate and proportionate adjustment in the maximum aggregate number of shares for which Options may be granted pursuant to Section 3 of the Plan. The Committee shall also make appropriate adjustments, if any, in the event there is any change in the Class B Stock of the Corporation by reason of a reorganization, recapitalization, stock conversion, stock split, stock dividend or otherwise without corresponding changes to the Class A Stock.

         B. MERGER, CONSOLIDATION OR CHANGE IN CONTROL OF CORPORATION. Upon (i) the dissolution or liquidation of the Corporation or (ii) a Change in Control, (each event described in (i) and (ii), a "Liquidity Event"), the holder of any Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such Liquidity Event (or, if later, within 10 days of Optionee's notification of such event) to exercise such Option(s) in whole or in part without regard to any installment or vesting provision that may have been made part of the terms and conditions of such Option(s), provided that all conditions precedent to the exercise of such Options, other than the passage of time, have occurred. The Corporation, to the extent practicable, shall give advance notice to affected Optionees of any such Liquidity Event. All such Options which are not so exercised shall be canceled and forfeited as of the effective time of any such Liquidity Event (or, if later, at the end of the applicable 10-day notice period). If the Corporation engages in a Business Combination which is not a Liquidity Event the Corporation may, in connection with such transaction, at its option elect one of the following: provide for (i) the continuance of the options granted hereunder (either by express provision or, if the Corporation is the surviving corporation in the Business Combination, as a consequence of the failure to address the treatment of options in the applicable agreements), (ii) the substitution of new options for Options granted hereunder (which new options grant Optionees the right to purchase the securities they would have received had they held Common Stock immediately prior to the Business Combination) or
(iii) acceleration of outstanding Options in which case such Business Combination will be deemed a "Liquidity Event" and Options treated in accordance with the preceding sentences of this Section 7B.

         In the event that any Optionee terminates his employment with the Corporation or the surviving corporation in a Qualifying Business Combination (as defined below), for Good Reason or such Optionee's employment is terminated by the Corporation or such surviving corporation without Good Cause, in either case within one year of such Qualifying Business Combination such Optionee's Options shall immediately become exercisable without regard to any installment or vesting provision that may have been made part of the terms and conditions of such options, provided that all conditions precedent to the exercise of such Options, other than the passage of time, have occurred. A "Qualifying Business Combination" is (x) when any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange
Act) of such person, but excluding (i) any person or any Affiliate or Associate thereof who is a direct or indirect shareholder of the Corporation as of the effective date of the Plan, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of


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the Corporation, or (iii) the Corporation or any subsidiary of the Corporation, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing a majority of the combined voting power of the Corporation's then outstanding securities, other than by reason of a Business Combination or (y) a Business Combination, in either case, which is not otherwise treated as a Liquidity Event for purposes of this Section 7B but in which shareholders of the Corporation (or their Affiliates or Associates) immediately prior to the Business Combination cease to own a majority of the voting securities of the surviving corporation.

                                    SECTION 8
                            MISCELLANEOUS PROVISIONS

         A. ASSIGNMENT OR TRANSFER. No grant or award of any Option under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution; provided, however that such Option or rights or interests therein may be assignable or transferable upon consent of the Committee, which consent may be withheld in its sole discretion. During the lifetime of a Participant, Options granted hereunder shall be exercisable only by the Participant.

         B. INVESTMENT REPRESENTATION. Upon the exercise of an Option, the Committee may require, as a condition of receiving Common Stock, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

         C. COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any Plan Award or to any employee receiving a Plan Award.

         D. OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for Employees.

         E. PLURALS AND GENDER. Where appearing in the Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

         F. HEADINGS. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

         G. SEVERABILITY. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.


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         H.       COOPERATION OF PARTIES. All parties of this Plan and any
person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

         I. GOVERNING LAW. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of New York.

         J. NONGUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a right of any Employee to be continued as an employee of the Corporation (or of any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to remove any of its employees, with or without cause.

         K. NOTICES. Each notice relating of this Plan shall be in writing and delivered in person, by air courier or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at: VitaminShoppe.com, Inc., 444 Madison Avenue, Suite 802, New York, New York 10022, Attn: President and Chief Executive Officer. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained on the Committee's records.

         L. WRITTEN AGREEMENTS. Each Plan Award shall be evidenced, with respect to an Incentive Stock Option by a signed written Incentive Stock Option Agreement, and with respect to a Nonqualified Stock Option by a signed written Nonqualified Stock Option Agreement between the Corporation and the Participant containing the terms and conditions of the award.

         M. CONFLICT. In the event of any conflict between the terms of this Plan and any employment agreement between the Corporation and an Optionee, the terms of such employment agreement shall control. In the event of any conflict between the terms of this Plan and any Option Agreement, the terms hereof shall control.

                                    SECTION 9
                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Awards previously granted under the Plan, without the consent of the holder thereof.

                                   SECTION 10
                                  TERM OF PLAN

         The Plan shall remain in effect until July 1, 2009, which is the day prior to the tenth anniversary of the effective date of the Plan, unless sooner terminated by the Board of Directors of the Corporation. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.


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